MEMORANDUM OF SALE

      MEMORANDUM OF SALE made and entered into on December 31, 1996 (the "Closing Date"), by and between STANLEY S. MANDEL ("Seller") and KEITH E. MANDEL ("Buyer").

      The parties hereby acknowledge and agree as follows:

1. TERMS OF PURCHASE AND SALE

      1.01. Sale of the Stock. On the Closing Date, Seller sold to Buyer, and Buyer purchased from Seller, for the consideration specified herein, 178,400 shares of the Class A Common Stock, par value $.01 per share, of Arista Investors Corp., a Delaware corporation (the "Company" and such shares the "Stock").

      1.02. Purchase Price and Payment. The purchase price for the Stock was $2.50 per share or $446,000.00 in the aggregate, payable by delivery of a promissory note of Buyer of even date herewith in the principal amount of $243,500.00 ("Note") and Buyer's assumption of Seller's indebtedness to Bank of New York ("BONY") in the principal amount of $202,500.00 ("Indebtedness"), which Indebtedness is secured by a pledge of the Stock.

      1.03. Delivery. At the closing, Seller caused BONY to deliver to Buyer a certificate for the Stock registered in the name of Seller together with a duly executed stock power evidencing the transfer of ownership of the Stock to Buyer which certificate Buyer had exchanged for a certificate registered in his name and simultaneously therewith Buyer delivered to BONY a hypothecation agreement confirming that the Stock was authorized to be pledged to BONY to secure repayment of Indebtedness accompanied by the certificate for the Stock registered in the name of Buyer together with a duly executed stock power.

      1.04. Assumption. Buyer by his execution of this Memorandum of Sale assumes the Indebtedness and agrees to pay and discharge the Indebtedness when due in accordance with the terms.

2. REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represented and warranted to the Buyer that Seller is the sole record and beneficial owner of the Stock and that such ownership is free and clear of all liens, security interests and other encumbrances, other than the lien in favor of BONY to secure payment on the Indebtedness.


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3. REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represented and warranted to Seller that Buyer is purchasing the Stock for his own account, for investment purposes only and not with a view to any resale or other distribution thereof in violation of any federal or state securities laws, that Buyer has received, or has had access to, all information which he considers necessary or advisable to enable him to make a decision concerning his purchase of the Stock, that Buyer possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his investment therein and that Buyer understands that the Stock may not be sold except pursuant to registration statement under the Securities Act of 1933 or an exemption from the requirement for such registration.

4. MISCELLANEOUS

      4.01. Entire Agreement. This Memorandum of Sale constitutes the sole understanding of the parties with respect to the matters provided for herein and supersedes all previous agreements and understanding among the parties with respect to the subject matter hereof. Any amendment, modification or alteration of the terms of this Memorandum to be binding must be in writing and executed by the parties hereto.

      4.02. Successors and Assigns. This Memorandum of Sale shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

      4.03. Headings. The headings of the Sections and paragraphs of this Memorandum of Sale are included for convenience only and shall not be deemed to constitute part of this Memorandum of Sale or to affect the construction hereof.

      4.04. Governing Law. This Memorandum of Sale shall be construed in accordance with and governed by the law of the State of New York applicable to agreements made and to be performed in such jurisdiction.

      4.05. Further Assurances. At any time or from time to time after the date hereof, any party shall, at the request of any other party and at such other party's expense, execute and deliver any further instruments or documents and take all such further action as such party reasonably may request in order to confirm the sale of the


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Stock referred to in this Memorandum of Sale and Buyer's assumption of the
Indebtedness.

      4.06. Counterparts. This Memorandum of Sale may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one agreement.

      4.07. Survival. The representations and warranties and covenants of Seller and Buyer shall survive the consummation of the transaction contemplated herein.

      IN WITNESS WHEREOF, each of the parties hereto has executed this Memorandum of Sale on the date first above written.


                                            /s/ Stanley S. Mandel
                                            --------------------------------
                                            STANLEY S. MANDEL

                                            /s/ Keith E. Mandel
                                            --------------------------------
                                            KEITH E. MANDEL


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